Question 77 C

      Section 30 and Rule 30d-1(b) under the Investment Company Act of 1940, as amended, requires registered management investment companies to furnish information relating to any matter submitted during the reporting period to a vote of Shareholders of the Trust. John Hancock Variable Series Trust I solicited a vote at special meetings of Contract owners/Policyholders held on September 28, October 20, and December 22, 2000 on the following matters:

For the Large Cap Growth Fund 9/28/00:                                                              For    Against  Abstain
                                                                                                    ---    -------  -------
  6.  To change the Fund's classification from "diversified" to "non-                               77%      13%      10%
      diversified".

  8.  To modify the fundamental restrictions applicable to the Fund to permit it                    77%      14%       9%
      to invest in securities that are subject to legal restrictions on resale.

 10.  To modify the fundamental restrictions applicable to the Fund to permit it                    77%      14%       9%
      to invest in financial futures.

For the Fundamental Growth Fund 9/28/00:

4A.   To approve a new Sub-Investment Management Agreement among the Trust, John                    87%       8%       5%
      Hancock, and Putnam Investment Management, Inc.

4B.   To approve an amendment to the March 14, 1996 Investment Management                           76%      19%       5%
      Agreement between the Trust and John Hancock, reflecting an increase in the Investment Advisory fee.

For the Real Estate Equity Fund 9/28/00:

1A.   To approve a new Sub-Investment Management Agreement among the Trust, John                    86%       6%       8%
      Hancock, and Morgan Stanley Investment Management, Inc.

1B.   To approve a new Sub-Investment Management Agreement among the Trust, John                    85%       7%       8%
      Hancock, and Independence Investment Associates, Inc.

1C.   To approve an amendment to the April 12, 1988 Investment Management                           79%      13%       8%
      Agreement between the Trust and John Hancock, reflecting an increase in the Investment Advisory fee.

  7.  To change the Fund's classification from "diversified" to "non-                               84%       8%       8%
      diversified".

  9.  To modify the fundamental restrictions applicable to the Fund to permit it                    83%       9%       8%
      to invest in securities that are subject to legal restrictions on resale.

 11.  To modify the fundamental restrictions applicable to the Fund to permit it                    84%       8%       8%
      to invest in financial futures.

For the International Opportunities Fund 9/28/00:

  2.  To approve a new Sub-Investment Management Agreement among the Trust, John                    94%       2%       4%
      Hancock, and T. Rowe Price International, Inc.

For the International Opportunities II Fund 9/28/00:

3A.   To approve an interim Sub-Investment Management Agreement among the Trust,                    81%       9%      10%
      John Hancock, and Rowe Price-Fleming International, Inc.

3B.   To approve a new Sub-Investment Management Agreement among the Trust, John                    75%      14%      11%
      Hancock, and T. Rowe Price International, Inc., reflecting an increase in the Sub-Investment Advisory fee.

3C.   To approve an amendment to the April 14, 1998 Investment Management                           75%      15%      10%
      Agreement between the Trust and John Hancock, reflecting an increase in the Investment Advisory fee.

For the Active Bond Fund 10/20/00:

3A.   To approve an amendment to the May 1, 1995 Sub-Investment Management                          72%      20%       8%
      Agreement among the Trust, John Hancock and John

                                                                                                    For    Against  Abstain
                                                                                                    ---    -------  -------
      Hancock Advisers, Inc., reflecting an increase in Sub-Investment Advisory fee.

3B.   To approve an amendment to the April 12, 1988 Investment Management                           72%      20%       8%
      Agreement between the Trust and John Hancock, reflecting an increase in the Investment Advisory fee.

For the Global Balanced Fund 10/20/00:

4A.   To approve a new Sub-Investment Management Agreement among the Trust, John                    88%       6%       6%
      Hancock, and Capital Guardian Trust Company.

4B.   To approve an amendment to the March 14, 1996 Investment Management                           74%      20%       6%
      Agreement between the Trust and John Hancock, reflecting an increase in the Investment Advisory fee.

For Growth & Income Fund 10/20/00:

2A.   To approve a new Sub-Investment Management Agreement among the Trust, John                    83%      10%       7%
      Hancock, and Putnam Investment Management, Inc.

B.    To approve a new Sub-Investment Management Agreement among the Trust, John                    82%      11%       7%
      Hancock, and Independence Investment Associates, Inc.

C.    To approve an amendment to the April 12, 1988 Investment Management                           75%      18%       7%
      Agreement between the Trust and John Hancock, reflecting an increase in the Investment Advisory fee.

2D.   To change the Fund's classification from "diversified" to "non-                               79%      13%       8%
      diversified".

2E.   To modify the fundamental restrictions applicable to the Fund to permit it                    79%      14%       7%
      to invest in securities that are subject to legal restrictions on resale.

2F.   To modify the fundamental restrictions applicable to the Fund to permit it                    80%      13%       7%
      to invest in financial futures.

For the Managed Fund 10/20/00:

1A.   To approve a new Sub-Investment Management Agreement among the Trust, John                    84%       9%       7%
      Hancock, and Capital Guardian Trust Company.

B.    To approve a new Sub-Investment Management Agreement among the Trust, John                    84%       9%       7%
      Hancock, and Independence Investment Associates, Inc.

C.    To approve an amendment to the April 12, 1988 Investment Management                           76%      16%       8%
      Agreement between the Trust and John Hancock, reflecting an increase in the Investment Advisory fee.

1D.   To change the Fund's classification from "diversified" to "non-                               80%      11%       9%
      diversified".

For the Small Cap Equity Fund 10/20/00:

4A.   To approve a new Sub-Investment Management Agreement among the Trust, John                    82%      12%       6%
      Hancock, and Capital Guardian Trust Company.

4B.   To approve an amendment to the March 14, 1996 Investment Management                           68%      27%       5%
      Agreement between the Trust and John Hancock, reflecting an increase in the Investment Advisory fee.

For the Global Bond Fund 10/20/00:

4A.   To approve a new Sub-Investment Management Agreement among the Trust, John                    86%       8%       6%
      Hancock, and Capital Guardian Trust Company.

4B.   To approve an amendment to the March 14, 1996 Investment Management                           79%      15%       6%
      Agreement between the Trust and John Hancock, reflecting an increase in the Investment Advisory fee.

International Opportunities Fund II 12/22/00:

To approve combining the International Opportunities Fund II with the                               93%       1%       6%
International Opportunities Fund.

International Opportunities Fund II 12/22/00:                                                       For    Against  Abstain
                                                                                                    ---    -------  -------
To approve combining the International Opportunities Fund II with the                               93%       1%       6%
International Opportunities Fund.

Question 77 L

The Funds will adopt the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, effective for fiscal years beginning after December 15, 2000. As required, the Funds will begin amortizing premiums on debt securities effective January 1, 2001. Prior to this date, the Funds did not amortize premiums on debt securities. The cumulative effect of this accounting change will have no impact on the total net assets of the Funds. The impact of this accounting change has not been determined but will result in a reclassification between the cost of securities and a corresponding reclassification in net unrealized appreciation/depreciation, based on securities held as of December 31, 2000.

Question 77 M

On December 22, 2000, the shareholders of John Hancock International Opportunities II Fund ("International Opportunities II") approved the combination between International Opportunities II and International Opportunities, Funds, providing for the transfer of substantially all of the assets and liabilities of the International Opportunities II Fund to the International Opportunities Fund in exchange solely for the trust shares of the International Opportunities Fund. The acquisition was accounted for as a tax-free exchange of 1,947 trust shares of the International Opportunities Fund for the net assets of International Opportunities II Fund, which amounted to $22,528, including $(2,878) of unrealized depreciation, after the close of business on December 29, 2000. The net assets of the International Opportunities Fund prior to the combination on December 29, 2000, were $94,169, and the aggregate net assets of the International Opportunities Fund after the combination amounted to $116,697.